U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2008

AMIWORLD, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52742	20-5928518
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

60 E. 42nd Street, Suite 1225

New York, NY 10165

(Address of principal executive offices)

(212) 557-0223

(Issuer's Telephone Number)

Item 3.02 Unregistered Sales of Equity Securities.

          On August 11, 2008, we closed a private offering of restricted shares of our Common Stock (the “Shares”). We received gross proceeds of $2,550,000 ($2,311,350 net) from the sale of 510,000 Shares ($5.00 per share). The Shares were sold to a total of 55 investors, none of whom are residents of the United States. We relied upon the exemption from registration afforded by Regulation S, promulgated under the Securities Act of 1933, as amended, to issue the Shares.

          We intend to utilize the proceeds derived from this offering for the purpose of acquiring an inventory of petroleum crude and palm oil and the development of our oil resell business.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2008	AMIWORLD, INC.
(Registrant)

__________________

By: s/Mamoru Saito________________ Mamoru Saito, Chief Executive Officer

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